Exhibit 99.1
                                                                    ------------


                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                          Robert C. Turnham, Jr.

Address of Joint Filer                        808 Travis Street, Suite 1320
                                              Houston, TX 77002

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol      Seabulk International, Inc. (SBLK)

Date of Earliest Transaction Required to be
Reported (Month/Date/Year)                    10/12/04

Designated Filer:                             Turnham-Nautilus Holdings, LLC

SIGNATURE:



/s/ Robert C. Turnham, Jr.
------------------------------
Robert C. Turnham, Jr.
Date: 10/12/04


Robert C. Turnham, Jr. is the sole member of Turnham-Nautilus Holdings, LLC. As such, Mr. Turnham may be deemed to beneficially own Common Stock and warrants owned by Nautilus Acquisition, L.P. Mr. Turnham disclaims any beneficial ownership of such Common Stock and warrants.